Exhibit 10.1

SUBLEASE

This Sublease is made as of February 16, 2017, by and between Vendavo, Inc., a Delaware corporation (“Sublandlord”), and MobileIron, Inc., a Delaware corporation (“Subtenant”).

RECITALS

A.  Middlefield Road Joint Venture (“Master Landlord”), as lessor, and Sublandlord, as lessee, entered into that certain written Triple Net Lease dated February 10, 2011 (the “Original Lease”), as amended by that certain First Amendment to Lease dated January 21, 2015 (the “First Amendment”), a copy of the Original Lease and the First Amendment is attached hereto as Exhibit A (collectively, the "Master Lease"), covering the premises described in the Master Lease (the "Master Premises") in that certain building located at 401 E. Middlefield Road, Mountain View, California (the "Building"). Capitalized terms used in this Sublease but not defined herein shall have the meanings given them in the Master Lease.

B.  Subtenant desires to sublet from Sublandlord the entire Master Premises, described as approximately 34,905 rentable square feet as shown on Exhibit B hereto (the “Sublease Premises”) and Sublandlord desires to sublease the Sublease Premises to Subtenant on the terms, covenants and conditions contained in this Sublease.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1. SUBLEASE.

Upon and subject to the terms, covenants and conditions hereinafter set forth, Sublandlord hereby leases to Subtenant and Subtenant hereby subleases from Sublandlord the Sublease Premises.

2. TERM; POSSESSION.

2.1 Commencement Date.  Subject to Section 2.4 below, the “Commencement Date” of this Sublease shall be the later to occur of (a) the date on which the Master Landlord consents in writing to this Sublease as described in Section 3 below or (b) June 1, 2017.  Sublandlord shall deliver exclusive possession of the Sublease Premises to Subtenant on the Commencement Date (subject to receipt of the executed Landlord’s consent), in broom-clean and “AS-IS” condition, subject to Sublandlord’s obligations set forth in Section 9 below. Sublandlord and Subtenant shall enter into a Commencement Date Agreement substantially in the form of Exhibit C attached hereto confirming the Commencement Date promptly following the Commencement Date; provided, however, that either party’s failure to execute such an agreement shall not affect their rights or obligations under this Sublease.

2.2 Rent Commencement Date.  Subtenant shall commence paying rent for the Sublease Premises on the later of (the “Rent Commencement Date”) (i) the Commencement Date, and (ii) the sixteenth (16th) day after Sublandlord has delivered early access to the Sublease Premises to Subtenant (as provided in Section 2.4 below), but in no event sooner than the date by which Sublandlord has delivered exclusive possession of the Sublease Premises to Subtenant; provided, however, Subtenant’s obligation to pay Base Rent and Operating Expenses (as defined below) for the first full calendar month following the Rent Commencement Date shall be abated, as set forth in Section 4 below.

2.3 Term.  The term of this Sublease (the “Term”) shall commence on the Commencement Date and shall terminate on June 30, 2020 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof.

2.4 Early Access.  Subject to receipt of the Master Landlord’s consent referred to in Section 3 below, during the fifteen (15) day period prior to the date Sublandlord delivers exclusive possession of the Sublease Premises to Subtenant, Subtenant shall be allowed non-exclusive access to the Sublease Premises.  During such period, Subtenant shall comply with all of the applicable terms of this Sublease (including without limitation, Subtenant’s insurance and indemnity obligations, but specifically excluding Subtenant’s obligation to pay Base Rent and Additional Rent).  Prior to accessing the Sublease Premises and as a condition precedent to Sublandlord’s grant of access, Subtenant shall have delivered to Sublandlord Base Rent and estimated Operating Expenses for the second month following the Rent Commencement Date, the Security Deposit required pursuant to this Sublease and provide to Sublandlord evidence of the insurance required pursuant to this Sublease and the Master Lease.  Such early access shall be for the sole purpose of installing furniture, fixtures and equipment and for the construction of Subtenant’s improvements or “fit-up.”  If Subtenant begins operation of its business within the Sublease Premises prior to June 1, 2017, the Commencement Date and Rent Commencement Date shall be accelerated to the date that Subtenant begins operation of its business.  If through no fault of Subtenant and provided Master Landlord has given its written consent to this Sublease (and has not elected to recapture the Sublease Premises) and still Sublandlord fails to deliver exclusive possession of the Sublease Premises to Subtenant on or before June 15, 2017, then, in addition to Subtenant’s rent abatement rights under Section 2.2 above, Subtenant shall be entitled to one (1) additional day of abated Base Rent for each day that Sublandlord’s delivery of exclusive possession of the Sublease Premises to Subtenant is delayed beyond June 15, 2017.  If through no fault of Subtenant and provided Master Landlord has given its written consent to this Sublease (and has not elected to recapture the Sublease Premises) and still Sublandlord fails to deliver exclusive possession of the Sublease Premises to Subtenant on or before July 1, 2017, then, Subtenant may terminate this Sublease at any time after July 1, 2017 and before August 1, 2017 by giving Sublandlord ten (10) days prior written notice to terminate, in which case this Sublease shall terminate on the day following the last day of the ten (10)-day notice period (unless Sublandlord delivers exclusive possession of the Sublease Premises to Subtenant during such ten (10)-day period).  If Subtenant does not give such ten (10) day prior written notice between July 1, 2017 and August 1, 2017, then Subtenant’s termination right set forth in this Section 2.4 shall be null and void and of no further force and effect.

3. MASTER LANDLORD’S CONSENT.

This Sublease is not and shall not be effective unless and until Master Landlord shall have delivered to Sublandlord Master Landlord’s written consent to this Sublease in accordance with the provisions of Section 26 of the Original Lease. If Master Landlord fails to consent to this Sublease within thirty (30) days after the date of this Sublease, either party may terminate this Sublease, by giving the other party ten (10) days’ prior written notice thereof, in which case this Sublease shall terminate on the day following the last day of the ten (10)-day notice period (unless Master Landlord’s consent is obtained during such ten (10)-day period), in which event Sublandlord shall promptly return to Subtenant all monies and deposits paid by Subtenant to Sublandlord under this Sublease, whereupon neither party shall have any obligations to the other party under this Sublease.  Sublandlord shall submit its request for Master Landlord’s written consent to this Sublease promptly after the date of this Sublease, and Sublandlord and Subtenant shall cooperate reasonably in providing any information or documentation that Master Landlord may reasonably request in connection with Master Landlord’s approval of this Sublease.  Sublandlord shall be solely responsible for all costs and fees payable to Master Landlord under the Master Lease in connection with Master Landlord’s review and approval of this Sublease.

4. BASE RENT.

Commencing on the Rent Commencement Date and throughout the Term, Subtenant agrees to pay Sublandlord as base rent (“Base Rent”) for the Sublease Premises the amounts pursuant to the following schedule:

Months During Term	Monthly Base Rent Per Rentable Square foot	Monthly Installment of Base Rent
01	$0.00	$0.00
02 – 12	$3.25	$113,441.25
13 – 24	$3.35	$116,931.75
25 – 36	$3.45	$120,422.25
37	$3.55	$123,912.75

There shall be no adjustment in the Base Rent or other amounts set forth in this Sublease which are determined based upon the rentable square footage of the Sublease Premises.

4.1 Each monthly installment of Base Rent shall be payable in advance on the first day of each calendar month during the Term, except that the second full month’s installment of Base Rent shall be paid within three (3) business days after Subtenant’s receipt of notice of Master Landlord’s consent to this Sublease. If the Term commences or ends on a day other than the first day of a calendar month, then the rent for the month in which this Sublease commences or ends shall be prorated (and paid at the beginning of each such month) in the proportion that the number of days this Sublease is in effect during such month bears to the total number of days in such month, and such partial month’s installment shall be paid no later than the commencement of the subject month. In addition to the Base Rent, Subtenant agrees to pay as additional rent the amount of Additional Rent (as defined below) and other charges required to be paid by this Sublease.  All rent (which shall include Base Rent, Additional Rent and other charges required to be paid by this Sublease) shall be paid to Sublandlord, without prior demand and without any deduction, offset, counterclaim or abatement, except as otherwise specifically provided in this Sublease, in lawful money of the United States of America, to Accounts Payable at Vendavo at 3001 Brighton Blvd., Suite 2898, Denver, Colorado, 80216 or to such other person or at such other place as Sublandlord may from time to time designate in writing to Subtenant.  Subtenant’s covenant to pay rent shall be independent of every other covenant in this Sublease.

4.2 If Subtenant fails to pay Base Rent, Additional Rent or any other charges when the same are due hereunder, the unpaid amount will bear interest from the due date until the date of actual payment at the annual rate of interest equal to three percent (3%) over the prime rate of interest charged by Wells Fargo Bank, N.A., from time to time, which interest shall be calculated, compounded and payable monthly (provided that in no event shall the interest rate payable by Subtenant exceed the maximum interest rate permitted by California law).  If Subtenant fails to pay any installment of Base Rent, Additional Rent or other charges within three (3) business days after the same are due, or fails to make any other payment for which Subtenant is obligated under this Sublease, then Subtenant shall pay to Sublandlord a late charge equal to ten percent (10%) of the amount so payable.  Subtenant acknowledges that late payments will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which costs are extremely difficult and impracticable to calculate. The parties agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Sublandlord as a result of such late payment.

4.3 No payment by Subtenant or receipt and acceptance by Sublandlord of a lesser amount than the Base Rent or Additional Rent shall be deemed to be other than part payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction; and Sublandlord may accept, but is not obligated to accept, such part payment without prejudice to Sublandlord’s right to recover the balance due and payable or to pursue any other remedy provided in this Sublease or by law.  If Sublandlord shall at any time or times accept Rent after it becomes due and payable, such acceptance shall not excuse a subsequent delay or constitute a waiver of Sublandlord’s rights hereunder (except with respect to the Rent so accepted).

5. ADDITIONAL RENT.

In addition to the Base Rent, commencing on the Rent Commencement Date and thereafter throughout the Term of the Sublease, Subtenant shall pay Subtenant's Proportionate Share (defined below) of Additional Rent which Sublandlord is obligated to pay to Master Landlord under the Master Lease (“Operating Expenses”) with respect to the Term, including, but not limited to, Master Landlord’s monthly management fee equal to three percent (3%) of Sublandlord’s “Base Monthly Rent” under the Master Lease, property taxes, insurance premiums and maintenance costs. All Operating Expenses and other sums payable by Subtenant hereunder shall be deemed to be Additional Rent.  Notwithstanding the foregoing, Subtenant shall not be obligated to pay for those sums which (x) result from a default by Sublandlord under the Master Lease, except to the extent caused by the acts or omissions of Subtenant or (y) are not related in whole or in part to the Sublease Premises.  Subtenant’s “Proportionate Share” shall be one hundred percent (100%) as Subtenant is subleasing the entire premises leased by Sublandlord under the Master Lease.  Said sums (including any estimates of such sums) shall be paid to Sublandlord at the times required pursuant to the terms and conditions of the Master Lease. The estimated Operating Expenses for the calendar year 2016 is $14,660.10 per month.  Subject to and without limiting the exclusions set forth above in this Section 5, Subtenant shall also be responsible to pay for any additional charges and expenses imposed by Master Landlord pursuant to the terms of the Master Lease and related specifically to Subtenant’s use and occupancy of the Sublease Premises during the Term. All sums payable pursuant to this section shall be considered Additional Rent payable under this Sublease and Sublandlord shall have all rights and remedies available hereunder for the failure to pay such Additional Rent.

6. SECURITY DEPOSIT.

Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of
One Hundred Twenty-Three Thousand Nine Hundred Twelve and 75/100 Dollars ($123,912.75) in cash as security for Subtenant’s full, timely and faithful performance of all of Subtenant’s obligations under this Sublease (the “Security Deposit”).  If Subtenant fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, and does not cure such failure within the applicable notice and cure periods for a default by Subtenant under this Sublease, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant’s default or breach, or for loss or damage sustained by Sublandlord as a result of Subtenant’s default or breach.  If Sublandlord so uses any portion of the Security Deposit, Subtenant shall, within five (5) business days after written demand by Sublandlord, restore the Security Deposit to the full amount originally deposited, and Subtenant’s failure to do so shall constitute a default under this Sublease.  Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit.  In the event Sublandlord assigns its interest in this Sublease, Sublandlord shall deliver to its assignee so much of the Security Deposit as is then held by Sublandlord.  Within sixty (60) days after the Expiration Date, the Security Deposit, less any amount  that has been or can be applied by Sublandlord as a result of any uncured default by Subtenant under this Sublease, shall be returned to Subtenant or to the last assignee, if any, of Subtenant’s interest hereunder; provided, however, that Sublandlord may withhold from such amount a sum equal to Sublandlord’s reasonable estimate of Subtenant’s share of any unbilled amount of Additional Rent, and shall refund to Subtenant any excess withheld promptly following Master Landlord’s reconciliation of such Additional Rent under the Master Lease, which obligations shall survive the expiration or earlier termination of this Sublease. Subtenant waives the provisions of California Civil Code section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Sublease to the extent they provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant, or to clean the Sublease Premises.  Sublandlord and Subtenant agree that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Subtenant or Subtenant’s officers, agents, employees, independent contractors, or invitees.

7. INCORPORATION OF MASTER LEASE BY REFERENCE; ASSUMPTION.

7.1 Subtenant acknowledges that it has read the Master Lease and is fully familiar with all terms and conditions of the Master Lease.  Except as otherwise provided in this Sublease, all of the Articles, Sections and Exhibits of the Master Lease are incorporated into this Sublease as if fully set forth in this Sublease except that: (i) Sections 3, 4, 5, 6, 7 (first two sentences only), 23, 36, 37, 38, and 39 of the Original Lease, and Sections 2, 3, 4, 6 and 10 of the First Amendment are deleted in their entirety from the Master Lease as incorporated into the Sublease, (ii) the representations and warranties in Section 40 of the Original Lease (and any other representations and warranties made by Master Landlord set forth in the Master Lease) are made solely by Master Landlord and not by Sublandlord and (iii) any rights of Sublandlord to extend, expand or contract the Master Lease shall not apply to or benefit Subtenant in any manner whatsoever.

7.2 With respect to the Master Lease provisions incorporated into this Sublease pursuant to Section 7.1 above, the term “Lessor” as used in the Master Lease shall refer to “Sublandlord” hereunder, the term “Lessee” as used in the Master Lease shall refer to “Subtenant” hereunder, the term “Lease” as used in the Master Lease shall refer to this Sublease and the term “Premises” as used in the Master Lease shall refer to the Sublease Premises described herein, except that all references to “Lessor” shall mean Master Landlord only in Sections 10, 11.3, 25, 27, 28, 29 (with the exception of the last sentence only), and 40 of the Original Lease; and all references to “Lessor” shall mean to include both Master Landlord and Sublandlord in Sections 11.1, 11.2, 11.4, 12, 14, 15, 16, 17, 22, 24, 29 (last sentence only), 30, 31, 35.5, 35.6, and 35.7 of the Original Lease (except that exceptions to waiver and indemnification as to Master Landlord and Sublandlord in Sections 11.5 and 15 of the Original Lease shall apply solely to their own, and each of their agents’, employees’ and contractors’, respective negligence or willful misconduct).  Notwithstanding anything to the contrary contained in this Sublease, but subject to and without limiting Sublandlord’s obligations under Section 7.5 below, Sublandlord shall not be required to (i) provide any of the insurance, services or construction to the Sublease Premises that Master

Landlord may have agreed to provide pursuant to the Master Lease (or as required by law), (ii) provide any utilities (including electricity) to the Sublease Premises that Master Landlord may have agreed to furnish pursuant to the Master Lease (or as required by law), (iii) make any of the repairs that Master Landlord may have agreed to make pursuant to the Master Lease (or as required by law), (iv) take any other action relating to the operation, maintenance, repair, restoration, rebuilding, alteration or servicing of the Master Premises that Master Landlord may have agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made complied with or taken under the Master Lease, (v) provide any security for the Building or the Premises or (vi) provide Subtenant with any abatement, rebate, credit, allowance or other concession required of Master Landlord pursuant to the Master Lease.  Provided that Sublandlord has performed its Remaining Obligations (as defined below) under this Sublease, Subtenant shall not make any claim against Sublandlord for any damage which may arise by reason of (a) the failure of Master Landlord to keep, observe or perform any of its obligations under the Master Lease or (b) the acts or omissions of Master Landlord or its agents, contractors, employees, invitees or licensees.

7.3 If Sublandlord shall actually receive under the Master Lease an abatement of Rent as to the Sublease Premises (for a period after the Rent Commencement Date), then Subtenant shall be entitled to receive from Sublandlord a proportionate share of abated Rent under this Sublease, which share shall be calculated in the same manner the abated rent was calculated under the Master Lease (e.g., if Sublandlord is entitled to receive an abatement of 50% of the rent payable under the Master Lease for a period of the Term, then Subtenant shall be entitled to receive an abatement of 50% of the Rent payable under this Sublease for such period).

 If any provisions of this Sublease expressly conflict with any portion of the Master Lease as incorporated herein, the terms of this Sublease shall govern. Subtenant shall perform for the benefit of Sublandlord and Master Landlord all of Tenant’s obligations under the Master Lease provisions applicable with respect to the Term to the extent they are incorporated herein. Subtenant’s obligations shall not include (and Sublandlord’s obligations under this Sublease shall include) the obligations of Sublandlord under the Master Lease that Subtenant has not expressly agreed to perform under this Sublease or that are otherwise inconsistent with any other terms or conditions of this Sublease (collectively referred to herein as “Sublandlord’s Remaining Obligations”).

 Subtenant shall be entitled to receive all, if any, of the work, services, repairs, repainting, restoration, the provision of utilities, elevator or HVAC services, or the performance of any other obligations required of Master Landlord under the Master Lease with respect to the Sublease Premises or the common areas of the Building (except to the extent any such obligations were not incorporated by reference above); provided, however, Sublandlord's sole obligation with respect thereto shall be to request the same, as requested in writing by Subtenant and at Subtenant’s sole cost and expense and to use reasonable commercial efforts to cause Master Landlord to perform and observe such obligations, but otherwise, Sublandlord shall have no liability if despite Sublandlord’s reasonable commercial efforts,  Master Landlord fails or refuses to observe or perform Master Landlord’s obligations under the Master Lease, nor shall the obligations of Subtenant hereunder be excused or abated in any manner by reason thereof, except as expressly provided in this Sublease.  If Sublandlord commences legal, arbitration or audit or other proceedings against the Master Landlord to enforce, or otherwise enforces, Sublandlord’s rights or Master Landlord’s obligations under the Master Lease which are applicable to Subtenant and the Sublease Premises with respect to the Term, Subtenant shall be responsible for reimbursing Sublandlord for all reasonable, out-of-pocket costs of such proceedings, including, without limitation, all reasonable, out-of-pocket attorneys’ fees incurred by Sublandlord at one hundred (100%) percent thereof, such reimbursement to be made by Subtenant to Sublandlord within twenty (20) days after invoice therefor.

 Subtenant shall cooperate with Sublandlord as may be required to obtain from Master Landlord any such work, services, repairs, repainting, restoration, the provision of utilities, elevator or HVAC services, or the performance of any of Master Landlord’s other obligations under the Master Lease, provided that if and to the extent allowed under the Master Lease (including any separate agreement among the Master Landlord, Sublandlord and Subtenant in connection with Master Landlord’s consent of this Sublease) in day-to-day issues, Subtenant shall contact Master Landlord first to obtain the desired service or item and shall only contact Sublandlord if Master Landlord fails to perform. This Sublease shall at all times during the Term remain subject and subordinate to the Master Lease (and to all matters to which the Master Lease is subject and subordinate) and to all modifications and amendments to the Master Lease.  Notwithstanding the foregoing or anything to the contrary contained in this Sublease, (i) so long as Subtenant is not in default hereunder beyond any applicable notice and/or cure period, Sublandlord shall not enter into any modification or amendment to the Master Lease which will prevent or materially adversely affect the use by Subtenant of the Sublease Premises in accordance with the terms of this Sublease, shorten or lengthen the Term, or increase the obligations of Subtenant or decrease its rights under the Sublease or otherwise materially adversely affect this Sublease, and (ii) Sublandlord shall not voluntarily terminate the Master Lease during the Term of this Sublease for any reason without Subtenant’s prior written approval.

8. MASTER LEASE.

At any time and on reasonable prior notice to Subtenant, Sublandlord can elect (if and to the extent allowed under the Master Lease) to require Subtenant to perform Subtenant’s obligations under this Sublease directly to Master Landlord, in which event Subtenant shall send to Sublandlord from time to time copies of all notices and other communications that Subtenant shall send to and receive from Master Landlord.  Subtenant shall not do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by or vested in Master Landlord. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease; except that if this Sublease terminates as a result of a default of one of the parties under this Sublease or the Master Lease, the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination; provided, however, that in no event shall either party be liable for special, consequential or punitive damages.

9. ACCEPTANCE OF SUBLEASE PREMISES “AS IS”.

Except as otherwise set forth in this Section 9, the Sublease Premises shall be delivered to Subtenant in “AS IS” condition and without any representations and warranties with respect thereto by Sublandlord, its agents, officers, directors, employees, consultants or attorneys that are not expressly stated in this Sublease.  Subtenant acknowledges and agrees that Sublandlord and its agents, officers, directors, employees, consultants and attorneys have made no representations, warranties or promises of any nature whatsoever with respect to the Building, the Sublease Premises or any improvements located therein.  The taking of possession of any portion of the Sublease Premises by Subtenant shall be conclusive evidence that Subtenant accepts the same “AS IS” and that the Sublease Premises, and the Building are suited for the use intended by Subtenant and are in good and satisfactory condition at the time such possession was taken.  Notwithstanding the foregoing, Sublandlord shall (a) professionally clean the Sublease Premises, (b) deliver the Sublease Premises to Subtenant with all building systems in good condition and repair, (c) replace any and all broken, stained or damaged ceiling tiles in the Sublease Premises, (d) deliver all lighting fixtures, ballasts and bulbs in proper working order and condition of repair, (e) patch and paint all interior walls as may be necessary in general accordance with Sublandlord’s surrender provisions contained in the Master Lease, and (f) remove Sublandlord’s Building signage in accordance with Section 16 of the Original Lease. Further, if Sublandlord fails to deliver the Sublease Premises in the foregoing condition, then Sublandlord shall make all necessary repairs and corrections promptly upon its receipt of written notice thereof from Subtenant.  Subtenant represents and warrants to Sublandlord that (i) its sole intended use of the Sublease Premises is for general office, research and development use and (ii) prior to executing this Sublease it has made such investigations as it deems appropriate with respect to the suitability of the Sublease Premises for its intended use and has determined that the Sublease Premises are suitable for such intended use.  Sublandlord shall have no obligation whatsoever to construct any Subtenant Improvements or other improvements for Subtenant or to repair or refurbish the Sublease Premises, except as set forth above in this Section 9.  All alterations to the Sublease Premises made by or for Subtenant shall be at Subtenant’s sole cost and expense and made in accordance with the provisions of this Sublease and the Master Lease.

10. USE; SIGNAGE; FURNITURE

10.1 Use.  Subtenant agrees that the Sublease Premises shall be used by Subtenant (and its permitted assignees and subtenants) solely for general office, research & development and other legal related uses and for no other use, business or purpose whatsoever, without the prior written consent of Sublandlord and Master Landlord.

10.2 Signage.  Subject to Master Landlord’s and Sublandlord’s consent to and approval of Subtenant’s signage at the Building, Subtenant shall have all of the signage rights and obligations that Sublandlord has under Section 16 of the Master Lease and shall have the right, at its sole cost and expense, to install its own Building standard signage in accordance with Section 16 of the Original Lease.  Sublandlord’s approval of Subtenant’s signage shall not be unreasonably withheld, conditioned or delayed.

10.3 Furniture. Subtenant shall have the right to use any and all of the existing and available free standing lobby, office, conference room furniture and cubicle work stations, fixtures and equipment currently located within the Sublease Premises (“FF&E”) (which shall not include all of the items located in the two (2) storage areas in the Sublease Premises as of the Commencement Date), at no additional cost to Subtenant during the Term.  The list of FF&E shall be decided by Subtenant and agreed to by Sublandlord at least ninety (90) days prior to the Commencement Date and confirmed in writing by Subtenant and Sublandlord.  Notwithstanding the foregoing to the contrary; however, the servers and storage/network devices owned by Sublandlord are excluded from FF&E and shall be removed by Sublandlord prior to the delivery of exclusive possession of the Sublease Premises to Subtenant.  Ownership of the FF&E shall automatically transfer to Subtenant upon the Commencement Date for the sum of one dollar ($1.00) and Subtenant shall remove such FF&E prior to the expiration of the Term.  Sublandlord and Subtenant shall execute a commercially reasonable bill of sale to memorialize such transfer of ownership.

11. COMPLIANCE WITH LAWS AND REGULATIONS; PROHIBITED ACTIONS.

11.1 Subtenant, at its sole cost and expense, shall promptly comply with all local, state or federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereinafter be in force, including, without limitation, the Americans with Disabilities Act, 42 U.S.C. § 12 101 et seq. and any governmental regulations relating thereto, including, without limitation any required alterations for purposes of “public accommodations” under such statute, Title 24 of the California Administrative Code and similar federal, state and local laws and regulations (collectively, the “ADA”).  Subtenant shall not use or permit the Sublease Premises to be used in any manner nor do any act which would increase the existing rate of insurance on the Building or Master Premises or cause the cancellation of any insurance policy covering the Building or the Master Premises, nor shall Subtenant permit to be kept, used or sold, in or about the Sublease Premises or the Building, any article which may be prohibited by the standard form of fire insurance policy.  Subtenant shall not during the Term (i) commit or allow to be committed any waste upon the Sublease Premises, or any public or private nuisance in or around the Building or the Sublease Premises, (ii) allow any sale by auction upon the Sublease Premises, (iii) place any loads upon the floor, walls, or ceiling of the Sublease Premises which endangers the Building, (iv) use any apparatus, machinery or device in or about the Sublease Premises which will cause any substantial noise or vibration or in any manner damage the Building, or (v) place any harmful liquids in the drainage system of the Building or in the soils surrounding the Building.

11.2 Subtenant shall not generate, use, manufacture, keep, store, refine, release, discharge, introduce or dispose of any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant by any federal, state or local law, ordinance, rule or regulation now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety or industrial hygiene or environmental conditions or pollution or contamination (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601, et seq., the Solid Waste Disposal Act , 42 U.S.C. §§ 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601, et seq., the Clean Water Act, and 33 U.S.C. §§ 1251, et seq., the Hazardous Substance Account Act, California Health and Safety Code Secs. 25300 et seq., the Hazardous Waste Control Act, California Health and Safety Code Secs. 25100 et seq., and the Porter-cologne Water Quality Control Act, California Water Code Secs. 13000, et seq. all as amended) including, without limitation, PCBs, oil and petroleum products, asbestos and asbestos-containing materials and radioactive materials (collectively, "Hazardous Substances"), on, under or near the Sublease Premises or the Building, except that Subtenant may use Hazardous Substances on the Sublease Premises that are incidental to general office use (such as photocopier toner) provided such use is in compliance with laws and prudent business practices. Subtenant shall not cause or permit any waste material or refuse to be dumped upon or remain upon any part of the Building outside the Sublease Premises except in any designated trash receptacle areas, nor shall Subtenant cause or allow any materials, supplies, equipment, finished products or semi-finished products or articles of any nature to be stored upon or remain upon the Building outside the Sublease Premises. Subtenant agrees to indemnify Master Landlord and Sublandlord against and hold Master Landlord and Sublandlord harmless from any and all loss, cost, liability, claim, damage, and expense including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with or arising from the generation, use, manufacture, storage, introduction, disposal or release of any Hazardous Substances in violation of any applicable laws by Subtenant or any person claiming through or under Subtenant or any contractor, agent, employee, visitor, sub-tenant, assign or licensee of Subtenant, on or about the Building throughout the Term.

12. ASSIGNMENT AND SUB-SUBLETTING.

Subject to Subtenant obtaining the consent of Master Landlord and Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed on the part of Sublandlord, Subtenant shall have the right to assign this Sublease or to sub-sublease the Sublease Premises in accordance with the provisions of Section 26 of the Original Lease and this Section 12.  Without limiting the reasons upon which Sublandlord could reasonably withhold its consent, Sublandlord may reasonably withhold its consent if (i) the proposed use of the Sublease Premises is not a use permitted under the Master Lease or this Sublease, or (ii) sub-subtenant or assignee does not have sufficient creditworthiness to satisfy its obligations under the proposed sub-sublease or assignment, as applicable, or has an unsavory business reputation.  Such assignment or sub-sublease shall be subject to all of the terms and conditions of the Master Lease and this Sublease, and Subtenant shall remain primarily liable under this Sublease notwithstanding any sub-sublease.  In connection with any assignment or subletting, Sublandlord and Master Landlord shall have the right to review and approve the current financial statements of Subtenant and any proposed assignee or sub-subtenant, with Sublandlord only being subject to any commercially reasonable confidentiality restrictions imposed on the review of such information by the proposed assignee or sub-subtenant.  Fifty Percent (50%) of any profit realized by Subtenant as a result of such assignment or sub-subleasing (after first deducting Subtenant’s reasonable costs associated therewith, including only brokerage fees and commissions, reasonable attorneys’ fees and the cost of remodeling or otherwise improving or altering the Sublease Premises for said sublessee), shall be paid to Sublandlord after appropriate sharing, if any, with the Master Landlord.

13. DEFAULTS AND REMEDIES.

Upon any default by Subtenant under this Sublease beyond the applicable notice and cure period applicable to such default under this Sublease, Sublandlord shall have all rights and remedies available at law or in equity, including, without limitation, all of the rights and remedies described in the Master Lease, including, without limitation, Section 19 of the Original Lease. Without limiting the generality of the foregoing, Sublandlord shall have the rights and remedies provided by California Civil Code Section 1951.2, including but not limited to the right to terminate Subtenant's right to possession of the Sublease Premises and to recover the worth at the time of award of the amount by which the unpaid Base Rent, Additional Rent and other charges for the balance of the Term after the time of award exceed the amount of rental loss for the same period that Subtenant proves could be reasonably avoided, as computed pursuant to subsection (b) of California Civil Code 1951.2; and the rights and remedies provided by California Civil Code Section 1951.4, that allows Sublandlord to continue this Sublease in effect and to enforce all of its rights and remedies under this Sublease, including, without limitation, the right to recover Annual Base Rent, additional rent and other charges as they become due, for so long as Sublandlord does not terminate Subtenant's right to possession.

13.1 Any holdover by Subtenant of any portion of the Sublease Premises beyond the Expiration Date or earlier termination of this Sublease, shall result in the payment of Base Rent equal to the greater of (1) one hundred fifty percent (150%) of the then monthly installment of Base Rent in effect just prior to expiration or termination or (2) the holdover rental amount payable by Sublandlord under the Master Lease, plus one hundred percent (100%) of Additional Rent and any other sums payable by Sublandlord pursuant to Section 31 of the Original Lease or otherwise.  Notwithstanding the foregoing, Subtenant shall have no right to holdover any portion of the Sublease Premises without the consent of Sublandlord, and in addition to all other rights and remedies Sublandlord may have if Subtenant fails to surrender the Premises upon the termination or expiration of this Sublease, Subtenant shall indemnify, defend and hold Sublandlord harmless from all claims, liabilities, judgments, costs, demands, penalties,  expenses, and damages of any kind whatsoever, including, without limitation, attorneys’ fees, consultants’ fees and costs and court costs (“Claims”) resulting from such failure, including, without limitation, any Claims by any third parties based on such failure to surrender and any lost profits to Sublandlord resulting therefrom.

13.2 In the event of a non-monetary default by Subtenant under the Sublease, Subtenant shall have the same notice and cure rights provided for in the Master Lease as Sublandlord would have for a similar default under the Master Lease, except that Subtenant’s time to cure shall not exceed Seventy-Five Percent (75%) of the corresponding time under the Master Lease.

13.3 Sublandlord shall promptly notify Subtenant in writing of any default by either Sublandlord or Master Landlord under the terms and conditions of the Master Lease that affects Subtenant’s rights under this Sublease.

14. ALTERATIONS.

Subtenant shall not make any alterations, additions or improvements (collectively, “Alterations”) in or to the Sublease Premises or make changes to locks on doors or add, disturb or in any way change any plumbing, mechanical, electrical, HVAC, life safety or other Building systems without obtaining the prior written consent of Sublandlord (which consent will not be unreasonably withheld, conditioned or delayed) and Master Landlord in accordance with Section 9 of the Master Lease.  Any Alterations must be done in full compliance with the provisions of Section 9 of the Original Lease and all other applicable provisions of the Master Lease; provided, however, that in all instances concerning Sublandlord’s approval of Subtenant’s Alterations, any  time period in which Sublandlord shall have to grant or withhold its consent to such Alterations shall be extended by ten (10) days beyond the corresponding time period under the Master Lease (i.e., if Master Landlord has ten (10) days to approve an Alteration, Sublandlord shall have twenty (20) days in which to approve the same Alteration).  All Alterations shall be made at Subtenant’s sole cost and expense and by contractors or mechanics reasonably approved by Sublandlord and Master Landlord.  All work with respect to any Alterations shall be performed in a good and workmanlike manner, shall be of a quality equal to or exceeding any then existing construction standards for the Building and shall be constructed in compliance with all plans reasonably approved by Sublandlord and Master Landlord.  All Alterations shall be made strictly in accordance with all laws, regulations and ordinances relating thereto, including all building codes and regulations and the ADA.  In furtherance of the foregoing Subtenant, at Subtenant’s sole cost and expense, shall make and complete any and all necessary alterations or upgrades to the Sublease Premises arising or otherwise triggered by reason of Subtenant’s Alterations in order to fully comply with the ADA and any life safety requirements applicable to the Sublease Premises and the Building.  Subtenant, at its sole cost and expense, shall obtain any and all permits and consents of applicable governmental authorities (collectively “Permits”) in connection with all Alterations.  Subtenant shall be liable to Sublandlord and Master Landlord for the reasonable costs of any improvements to the Building (whether or not on the Sublease Premises) which may be required as a consequence of Subtenant’s Alterations.  With respect to any Subtenant Alterations costing in excess of Three Hundred Thousand Dollars ($300,000.00), Sublandlord may, in its reasonable discretion, require Subtenant, at Subtenant’s cost, to obtain and deliver to Sublandlord a performance bond and a labor and materials payment bond for the benefit of Sublandlord, issued by a corporate surety licensed to do business in California and acceptable to Sublandlord, each in the amount of One Hundred Twenty-Five Percent (125%) of the cost of the work in a form reasonably satisfactory to Sublandlord.  Sublandlord hereby reserves the right to require any contractor, subcontractor or materialman working in or providing materials to the Sublease Premises to provide lien waivers and commercially reasonable liability insurance covering the Alterations to the Sublease Premises.  Subtenant shall give Master Landlord and Sublandlord ten (10) days written notice prior to the commencement of any Alterations and shall allow Master Landlord and Sublandlord to enter the Sublease Premises at reasonable times upon not less than one (1) days prior verbal notice to post appropriate notices to avoid liability to contractors or material suppliers for payment for any Alterations.  All Alterations shall remain in and be surrendered with the Sublease Premises as a part thereof at the termination of this Sublease, without disturbance, molestation or injury, provided that each of Master Landlord and/or Sublandlord may require any Alterations (including, without limitation, all cabling and wiring) to be removed upon termination of this Sublease if and only to the extent such removal may be required by

Master Landlord under the terms of the Master Lease.  Subtenant shall request, at the time it requests Sublandlord and Master Landlord consent to an Alteration, whether Master Landlord and/or Sublandlord will require Subtenant to remove such Alterations at the expiration of the Term or the earlier termination of this Sublease.  In such event, all expenses to remove said Alterations and to restore the Sublease Premises to the surrender condition required under the Master Lease shall be paid by Subtenant.

15. INDEMNIFICATION.

Except to the extent caused by the negligence, willful misconduct, or violation of any law (through no fault of Subtenant or any of Subtenant’s agents, invitees, employees or contractors) by Sublandlord or any of Sublandlord’s agents, employees, contractors or invitees, Subtenant shall indemnify, defend and hold Sublandlord harmless from all Claims, including, without limitation, any sums for which Sublandlord may be liable to Master Landlord under any indemnity or hold harmless in the Master Lease (“Master Lease Indemnity”) and reasonable attorneys' fees and costs to the extent arising from: (a) Subtenant's use of the Sublease Premises or the conduct of its business or any activity, work, or thing done, permitted or suffered by Subtenant in or about the Sublease Premises, (b) any breach or default in the performance of any obligation to be performed by Subtenant under the terms of this Sublease (or any consents thereto) and (c) the negligence or willful misconduct of Subtenant or of its directors, officers, agents, employees, licensees or invitees, provided that, except for a Master Lease Indemnity, in no event shall Subtenant be liable for consequential or punitive damages.  In case any action or proceeding shall be brought against Sublandlord by reason of any such claim, Subtenant upon notice from Sublandlord shall defend the same at Subtenant's expense by counsel approved in writing by Sublandlord and Subtenant’s insurance carrier.  To the fullest extent permitted by law, Subtenant, as a material part of the consideration to Sublandlord, hereby assumes all risk of and waives all Claims against Sublandlord with respect to damage to property or injury to persons in, upon or about the Sublease Premises from any cause whatsoever except that which is caused by the failure of Sublandlord to observe any of the terms and conditions of this Sublease, provided that in no event shall Sublandlord be liable for any special, consequential or punitive damages.  The provisions of this Section 15 shall survive the Expiration Date or earlier termination of this Sublease.

16. DAMAGE TO SUBTENANT'S PROPERTY.

Notwithstanding anything to the contrary in this Sublease, Master Landlord and Sublandlord and its directors, officers and agents shall not be liable for (a) any damage to any property of Subtenant entrusted to employees of the Building or its property managers, (b) loss or damage to any property of Subtenant by theft or otherwise, (c) any injury or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, or (d) any damage or loss to the business or occupation of Subtenant arising from the acts or neglect of other tenants or occupants of, or invitees to, the Building.  Subtenant shall give prompt notice to Sublandlord and Master Landlord in case of fire or accident in the Sublease Premises or in the Building or of defects therein or in the fixtures or equipment of which Subtenant becomes aware.

17. SUBTENANT’S INSURANCE.

(a) Subtenant, at its sole cost and expense, shall maintain or cause to be maintained from and after the Commencement Date and throughout the Term, the commercial general liability and umbrella liability insurance (including premises operation, bodily injury, automobile operation, personal injury, death, products, and completed operations, broad form contractual liability and broad form property damages), a policy or policies of All Risk or Special Form fire and casualty insurance (including sprinkler leakage and water damage coverage) insuring the full replacement cost of all existing improvements in the Sublease Premises on the Commencement Date, all Alterations and all of Subtenant’s moveable furniture, fixtures, equipment, trade fixtures and other personal property in the Subleased Premises (collectively, “Tenant’s Insured Property”) and worker’s compensation and employer’s liability insurance, all in the amounts and otherwise satisfying the requirements of Section 11of the Original Lease.  Sublandlord, Master Landlord, Master Landlord’s managing agent/property manager and Master Landlord’s lenders (if any) shall be named as additional insureds on Subtenant’s liability policies.  Prior to the time such insurance is first required to be carried by Subtenant and thereafter at least thirty (30) days prior to the expiration of any such policy, Subtenant shall deliver to Sublandlord certificates evidencing all required insurance.

(b) Subtenant hereby waives on behalf of itself and on behalf of its insurers any and all rights of recovery against Sublandlord, Master Landlord and the officers, employees, agents and representatives of Sublandlord or Master Landlord on account of loss or damage occasioned to Subtenant or its property or the properties of others under its control caused by fire or any of the extended coverage risks described hereunder to the extent that such loss or damage is insured under any insurance policy in force at the time of such loss or damage or required to be carried hereunder.  If necessary for its effectiveness, Subtenant shall give notice to its insurance carrier of the foregoing waiver of subrogation.  Sublandlord hereby waives on behalf of itself and on behalf of its insurers any and all rights of recovery against Subtenant and its officers, employees, agents and representatives on account of damage to the Sublandlord or its property or the properties of others under its control caused by fire or any of the extended coverage risks described herein to the extent that such loss or damage is insured under any insurance policy in force at the time of such loss or damage or required to be carried hereunder.

18. SERVICES.

Except to the extent expressly provided in this Sublease, Sublandlord shall not be liable for, and Subtenant shall not be entitled to any abatement of rent by reason of (a) the failure to furnish or delay in furnishing any of the services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Sublandlord or Master Landlord or by the making of any repairs or improvements to the Subleased Premises or to the Building or (b) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other utility servicing the Sublease Premises or the Building by any utility or governmental agency.  Subtenant shall not connect any electrical equipment to the Building’s electrical distribution system which may overload the electrical capacity of the Building or the Subleased Premises.

19. TIME.

Time is of the essence of this Sublease.

20. RIGHT TO PERFORM.

If Subtenant shall fail to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder within the time frames required under this Sublease, and such failure shall continue for five (5) days after notice thereof by Sublandlord, Sublandlord may, but shall not be obligated so to do, and without waiving or releasing Subtenant from any obligations of Subtenant, make any such payment or perform any such other act on Subtenant’s part to be made or performed as provided in this Sublease. Subtenant shall reimburse Sublandlord for all reasonable costs incurred in connection with such payment or performance immediately upon demand.

21. NON-WAIVER.

Neither the acceptance of rent (except to the extent of the rent so accepted) nor any other act or omission of Sublandlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Sublease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof, or deprive Sublandlord of its right to cancel or forfeit this Sublease, upon the notice required by law, at any time that cause for cancellation or forfeiture may exist, or be construed so as to at any future time prevent Sublandlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Sublease. A waiver by Subtenant or Sublandlord of a particular breach or default under this Sublease shall not be deemed to be a waiver of the same or any other subsequent breach or default.

22. NOTICES.

All notices under this Sublease shall be in writing as follows:

If to Sublandlord:	Vendavo, Inc.
Vendavo at 3001 Brighton Blvd., Suite 2898
Denver, Colorado 80216
Attn.: Legal

If to Master Landlord:	To the Notice Addresses and Addressees set forth
In Section 7 of the First Amendment

If to Subtenant Prior to the Commencement Date:	MobileIron, Inc.
415 E. Middlefiled Road
Mountain View, CA 94043
Attention: Facilities Director; Chief Financial Officer

If to Subtenant From and After the Commencement Date:	MobileIron, Inc.
At the Premises
Attention: Facilities Director; Chief Financial Officer

or such addresses as may hereafter be designated by either party in writing.  Any such notices shall be either sent by certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after timely deposit, postage prepaid in the U.S. Mail; sent by a nationally recognized overnight courier, in which case notice shall be deemed delivered when actually delivered; or personally delivered, in which case notice shall be deemed delivered upon receipt.

23. SURRENDER OF SUBLEASE PREMISES

The voluntary or other surrender of this Sublease by Subtenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Sublandlord, operate as an assignment to it of any subleases or subtenancies.

24. GENERAL PROVISIONS

24.1 Entire Agreement.  This Sublease and Exhibits A – C attached hereto contains all of the agreements of the parties, and there are no verbal or other agreements which modify or affect this Sublease.  This Sublease and Exhibits A – C attached hereto supersedes any and all prior agreements made or executed by or on behalf of the parties hereto regarding the Sublease Premises.

24.2 Terms and Headings.  The words “Sublandlord” and” Subtenant” include the plural as well as the singular, and words used in any gender include all genders.  The titles to sections of this Sublease are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part hereof.

24.3 Successors and Assigns.  All of the covenants, agreements, terms and conditions contained in this Sublease shall inure to and be binding upon Sublandlord and Subtenant and their respective successors and assigns.

24.4 Brokers.  Sublandlord and Subtenant represent and warrant to each other that each has dealt with the following brokers:  CBRE, Inc. (who represents Sublandlord) and Savills Studley (who represents Subtenant) (collectively, “Brokers”) and with no other agent, finder, or other such person with respect to this Sublease, and each agrees to indemnify and hold the other harmless from any Claims asserted against the other by any broker, agent, finder, or other such person not identified above as the Brokers.  The commission to the Brokers shall be paid by Sublandlord pursuant to separate agreement.

24.5 Liability of Sublandlord and Subtenant.  The obligations of Sublandlord and Subtenant under this Sublease shall not constitute the personal obligation of its officers, directors, trustees, partners, joint venturers, parents, subsidiaries, affiliates, members, employees, owners, stockholders or other principals or representatives of either business entity.

24.6 Severability.  Any provision of this Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

24.7 Examination of Sublease.  Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option to sublease, and it is not effective as a sublease or otherwise unless and until (a) the execution by and delivery to both Sublandlord and Subtenant, and (b) the Master Landlord consents hereto as provided in Section 3 above.

24.8 Recording.  Neither Sublandlord nor Subtenant shall record this Sublease or any memorandum hereof without the written consent of the other and any attempt by Subtenant to do the same shall constitute an immediate and incurable default by Subtenant under this Sublease.

24.9 Survival of Obligations.  All provisions of this Sublease which require the payment of money or the delivery of property after the termination of this Sublease or require Subtenant to indemnify, defend or hold Sublandlord harmless or require Sublandlord to indemnify, defend or hold Subtenant harmless shall survive the expiration or earlier termination of this Sublease.

24.10 Appendices and Riders. The following appendices and riders are attached hereto and by this reference made a part of this Sublease:

EXHIBIT AMaster Lease

EXHIBIT BFloor Plan of Sublease Premises

EXHIBIT CConfirmation of Rent Commencement Date

24.11 Certified Access Specialist Disclosure.    For purposes of Section 1938 of the California Civil Code, Sublandlord hereby discloses to Subtenant, and Subtenant hereby acknowledges, that to Sublandlord’s actual knowledge, the Sublease Premises have not undergone inspection by a CASp.  California Civil Code Section 1938 states:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

Notwithstanding anything to the contrary in this Sublease, Sublandlord and Subtenant hereby agree that, during the Term of this Sublease, Subtenant shall be responsible for (i) the payment of the fee for any CASp inspection that Subtenant desires, and (ii) making, at Subtenant's sole cost, any repairs necessary to correct violations of construction-related accessibility standards within the Sublease Premises, whether such violations occurred before or occur after the commencement of the Term of the Sublease, provided that (i) such repairs shall be in accordance with the terms of the Sublease, and (ii) in no event shall Subtenant be liable or responsible for any claims, demands or causes of action brought by any third parties for CASp violations with respect to any period of time prior to the Commencement Date.  Subtenant hereby agrees that:  any CASp inspecting the Sublease Premises shall be selected by Sublandlord; Subtenant shall promptly deliver to Sublandlord any CASp report regarding the Sublease Premises obtained by Subtenant; and Subtenant shall keep information contained in any CASp report regarding the Sublease Premises confidential, except as may be necessary for Subtenant or its agents to complete any repairs or correct violations with respect to the Sublease Premises that Subtenant agrees to undertake.  Subtenant shall have no right to cancel or terminate the Sublease due to violations of construction-related accessibility standards within the Sublease Premises identified in a CASp report obtained during the Term of the Sublease and Sublandlord shall have no obligation to perform any alterations to the Sublease Premises necessary to correct such violations.

24.12Quiet Enjoyment; Right to Cure.  Subtenant shall peacefully have, hold and enjoy the Sublease Premises, subject to the terms and conditions of this Sublease and the Master Lease, provided that Subtenant pays all Rent and performs all of Subtenant's covenants and agreements contained therein.  In the event, however, that Sublandlord defaults in the performance or observance of any of Sublandlord's stated obligations under this Sublease, then Subtenant shall give Sublandlord written notice specifying in what manner Sublandlord has defaulted, and if such default shall not be cured by Sublandlord within ten (10) days after receipt of written notice  (except that if such default cannot be cured within said ten (10)-day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such ten (10)-day period and proceeds diligently thereafter to effect such cure as soon as reasonably possible), then in addition, Subtenant shall be entitled, at Subtenant's option, to cure such default and promptly collect from Sublandlord Subtenant's actual and reasonable expenses in so doing (including, without limitation, actual and reasonable attorneys' fees and court costs).  Subtenant shall not be required, however, to wait the entire cure period described herein if earlier action is required to comply with the Master Lease or with any applicable governmental law, regulation or order.

24.14Sublandlord’s Representations.  Sublandlord represents and warrants to Subtenant that: (i) the Master Lease is in full force and effect, and to Sublandlord’s actual knowledge, without independent investigation or duty of inquiry, there exists under the Master Lease no default or event of default by either Master Landlord or Sublandlord, nor, to Sublandlord’s actual knowledge, without independent investigation or duty of inquiry, has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default; (ii) the copy of the Master Lease attached hereto is a true, correct and complete copy thereof; and (iii) to Sublandlord’s actual knowledge, without independent investigation or duty of inquiry, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord that could, in the aggregate, adversely affect the Sublease Premises or any part thereof, or the ability of Sublandlord to perform its obligations under this Sublease or the Master Lease.  As used in this Sublease, the phrase “to Sublandlord’s actual knowledge” shall mean the actual, conscious knowledge of John Oosterhouse, Chief Financial Officer, as of the date first written above, with no duty of investigation or inquiry.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLANDLORD:	SUBTENANT:
Vendavo, Inc.,	MobileIron, Inc.,
a Delaware corporation	a Delaware corporation

By: /s/John Oosterhouse	By: /s/Shawn Ayers
Name: John Oosterhouse	Name: Shawn Ayers
Its: CFO	Its: VP and Worldwide Controller

By:
Name:
Its:

EXHIBIT A

MASTER LEASE

EXHIBIT B

(Attached)

EXHIBIT B

FLOOR PLAN OF THE SUBLEASE PREMISES

LAB
TRAINING RM
CONF.
UPS
ELECT.
G.L.
SERVER
OUTDOOR PATIO
SHIPPING
STOR.
CONF.
Possible Division (25,430 SF)
Possible Division (34,905 SF)
W
SERVER
M
SERVER
SERVER
M
STOR
BREAK RM
W
M
OUTDOOR PATIO
LAB
CONF.
LAB
LAB
CONF.
CONF.
CONF.
CONF.

415 E. Middlefield

401 E. Middlefield

EXHIBIT C

(Attached)

EXHIBIT C

CONFIRMATION OF COMMENCEMENT DATE

This Confirmation is made as of ______________, 2017, between Vendavo, Inc., a Delaware corporation (“Sublandlord”), and MobileIron, Inc., a Delaware corporation (“Subtenant”).

Sublandlord and Subtenant have entered into that certain Sublease dated January ___, 2017, in which Sublandlord leased to Subtenant and Subtenant leased from Sublandlord certain Sublease Premises located at 401 E. Middlefield Road, Mountain View, California, as such Sublease Premises are more particularly defined in the Sublease.

Pursuant to Section 2.1 of the Sublease, Sublandlord and Subtenant hereby confirm the Commencement Date of the term of the Sublease as follows:

1.The Commencement Date of the term of the Sublease is __________________.

2.The Rent Commencement Date is _____________________.

3.Base Rent and Operating Expenses for the month of __________, 2017 are abated pursuant to Section 4 of the Sublease.

Sublandlord:Vendavo, Inc., a Delaware corporation

By:

Name:

Its:

Subtenant:MobileIron, Inc.,

a Delaware corporation

By:

Name:

Its: